Exhibit 13.1
Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b) of
the Securities Exchange Act of 1934, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
18 U.S.C. Section 1350
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Sims Metal Management Limited (the “Company”), does hereby certify, to such officer’s knowledge, that:
     The Annual Report on Form 20-F for the year ended June 30, 2011 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel W. Dienst
Daniel W. Dienst
Group Chief Executive Officer
October 14, 2011

/s/ Robert C. Larry
Robert C. Larry
Group Chief Financial Officer
October 14, 2011
     The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 20-F or otherwise subject to the liability of that section.
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.